UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2021

ALUSSA ENERGY ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39145	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 500, 71 Fort Street

Grand Cayman KY1-1106

Cayman Islands

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +1 345 949 4900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Ordinary Shares, no par value	FREY	The New York Stock Exchange

Warrants, each whole warrant exercisable for one Ordinary Share for $11.50 per share	FREY WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 6, 2021, Alussa Energy Acquisition Corp. (“Alussa”), in connection with its proposed business combination (the “Business Combination”) with FREYR AS and acting pursuant to authorization from its Board of Directors, determined (i) to voluntary withdraw the listing of Alussa’s ordinary shares, warrants and units from the New York Stock Exchange (the “NYSE”) and (ii) to list the ordinary shares and warrants of FREYR Battery, the post-Business Combination company, on the NYSE, in each case subject to the completion of the Business Combination. The last day of trading on the NYSE was July 7. Trading of the ordinary shares and warrants of FREYR Battery began on NYSE on July 8, 2021 under the ticker symbols “FREY” and “FREYR WS”, respectively.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALUSSA ENERGY ACQUISITION CORP.

	By:	/s/ Daniel Barcelo
		Name:	Daniel Barcelo
		Title:	Director

Dated: July 12, 2021

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